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                                                                    EXHIBIT 23.4


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the inclusion in this Amendment No. 1 to Registration Statement No. 333-116472 of Verilink Corporation on Form S-4 of our report dated January 22, 2003 (February 28, 2003 as to Note 15) on the financial statements of VINA Technologies, Inc. as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, (which report expresses an unqualified opinion and includes explanatory paragraphs expressing substantial doubt as to Vina Technologies, Inc.'s ability to continue as a going concern and a change in the method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets") appearing in the proxy statement/prospectus, which is part of this Registration Statement.

         We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                                      /s/ DELOITTE & TOUCHE LLP

San Jose, California
June 23, 2004